Exhibit 99.1

Hologic Announces Financial Results for First Quarter of Fiscal 2020

– Revenue of $850.5 Million Grows 2.4%, 2.8% in Constant Currency –

– Excluding Acquisitions and Divestitures, Revenue Increases 4.1%, 4.6% in Constant Currency –

– Company Posts GAAP Diluted EPS of $1.43 Due to One-Time Tax Benefit, Non-GAAP Diluted EPS of $0.61 –

– Following Cynosure Divestiture, Company Expects Faster Revenue Growth, Higher EPS –

MARLBOROUGH, Mass.--(BUSINESS WIRE)--January 29, 2020--Hologic, Inc. (Nasdaq: HOLX) announced today the Company’s financial results for the fiscal first quarter ended December 28, 2019.

“We posted strong financial results in our first fiscal quarter, led by our Surgical and Diagnostics divisions,” said Steve MacMillan, Hologic’s Chairman, President and Chief Executive Officer. “Excluding acquisitions and divestitures, our core businesses significantly outperformed expectations in the quarter, growing 4.1%, or 4.6% in constant currency, against our toughest comparable of the year. GAAP EPS significantly exceeded our guidance range due to a discrete tax benefit, while non-GAAP EPS hit the high end of our guidance range, even as we absorbed a worse-than-expected loss from our divested Medical Aesthetics business.”

Recent Highlights

  Completed the divestiture of the Cynosure Medical Aesthetics business to an affiliate of investment funds managed by Clayton, Dubilier & Rice.
  Global GYN Surgical revenue of $119.1 million increased 9.9%, or 10.2% in constant currency, the division’s highest growth rate in 11 quarters.
  Global Molecular Diagnostics revenue of $178.5 million increased 8.6%, or 9.0% in constant currency, continuing the division’s strong recent performance.
  Acquired a controlling interest in SuperSonic Imagine (SSI), a French innovator in cart-based ultrasound products. SSI contributed $6.1 million of revenue in the first quarter, which was not included in the Company’s most recent quarterly financial guidance.
  Recent U.S. regulatory clearances included the Unifi™ Workspace reading solution and 3DQuorum™ artificial intelligence imaging technology in Breast Health, and the Definity™ cervical dilator in GYN Surgical.
  Share repurchases:
    Executed a $205 million Accelerated Share Repurchase agreement (ASR). Approximately 80% of the shares (3.3 million) were repurchased on November 25. The remaining share repurchases (which are subject to adjustment based on the market price of Hologic stock during the measurement period less a discount) will be completed by the end of the second quarter.
    In addition to the ASR, repurchased approximately 1.5 million shares of stock for $80.9 million.
    The Board authorized an additional $500 million share repurchase authorization to begin in the third quarter.

Key financial results for the fiscal first quarter are shown in the table below.

	GAAP			Non-GAAP
	Q1’20	Q1’19	Change Increase (Decrease)	Q1’20	Q1’19	Change Increase (Decrease)
Revenues	$850.5	$830.7	2.4%	$850.5	$830.7	2.4%
Gross Margin	51.0%	52.3%	(130 bps)	61.6%	62.2%	(60 bps)
Operating Expenses	$309.0	$293.6	5.2%	$289.3	$274.7	5.3%
Operating Margin	14.7%	16.9%	(220 bps)	27.5%	29.2%	(170 bps)
Net Margin	45.4%	11.9%	3,350 bps	19.3%	18.9%	40 bps
Diluted EPS	$1.43	$0.36	297.2%	$0.61	$0.58	5.2%

Throughout this press release, all dollar figures are in millions, except EPS. Some totals may not foot due to rounding. Unless otherwise noted, all results are compared to the corresponding prior year period. Non-GAAP results exclude certain cash and non-cash items as discussed under “Use of Non-GAAP Financial Measures.”

Constant currency percentage changes show current period revenue results as if the foreign exchange rates were the same as those in the prior year period. Organic revenue is on a constant currency basis, and excludes the divested Blood Screening and Cynosure Medical Aesthetics businesses, as well as the acquired SSI business.

Revenue Detail

			Increase (Decrease)
$ in millions	Q1’20	Q1’19	Global Reported Change	Global Constant Currency Change	US Reported Change	International Reported Change	International Constant Currency Change
Diagnostics
Cytology & Perinatal	$121.0	$118.1	2.5%	3.1%	(2.2%)	11.9%	13.9%
Molecular Diagnostics	$178.5	$164.3	8.6%	9.0%	6.0%	20.7%	22.2%
Blood Screening	$12.0	$14.2	(15.5%)	(15.5%)	(15.5%)	__-__	__-__
Total Diagnostics	$311.5	$296.6	5.0%	5.5%	1.8%	15.7%	17.6%
Excluding Blood	$299.5	$282.4	6.1%	6.5%	3.0%	15.7%	17.6%

Breast Health
Breast Imaging	$274.8	$269.7	1.9%	2.4%	1.4%	3.3%	5.5%
Interventional Breast Solutions	$56.3	$55.0	2.2%	2.6%	2.0%	3.7%	5.9%
Total Breast Health	$331.1	$324.7	2.0%	2.4%	1.5%	3.4%	5.5%
Excluding SSI	$325.0	$324.7	0.1%	0.5%	1.0%	(3.3%)	(1.4%)

Medical Aesthetics	$65.3	$79.8	(18.2%)	(17.7%)	(17.2%)	(19.0%)	(18.1%)

GYN Surgical	$119.1	$108.4	9.9%	10.2%	8.4%	17.5%	19.6%

Skeletal Health	$23.5	$21.2	10.8%	11.4%	12.0%	8.5%	10.5%

Total	$850.5	$830.7	2.4%	2.8%	1.8%	4.3%	6.0%
Excluding divested Blood and Aesthetics businesses	$773.2	$736.7	5.0%	5.4%	3.4%	10.2%	12.2%
Excluding divestitures and SSI acquisition (organic)	$767.1	$736.7	4.1%	4.6%	3.2%	7.3%	9.2%

Other Financial Highlights

  Excluding the divested Blood Screening and Medical Aesthetics businesses, revenue of $773.2 million increased 5.0%, or 5.4% in constant currency.
  Excluding these divestitures and the acquired SSI business, organic revenue of $767.1 million increased 4.1%, or 4.6% in constant currency.
  U.S. revenue of $632.7 million increased 1.8%. International revenue of $217.8 million increased 4.3%, or 6.0% in constant currency. Organically, U.S. revenue of $588.6 million increased 3.2%, while international revenue of $178.5 million increased 7.3%, or 9.2% in constant currency.
  Gross margin was 51.0% on a GAAP basis and 61.6% on a non-GAAP basis. GAAP gross margin decreased 130 basis points. Non-GAAP gross margin decreased 60 basis points, primarily due to Cynosure’s weak performance, unfavorable product sales mix, and the stronger U.S. dollar.
  Operating margin was 14.7% on a GAAP basis, and 27.5% on a non-GAAP basis. GAAP operating margin decreased 220 basis points. Non-GAAP operating margin decreased 170 basis points, driven by lower gross margin and higher operating expenses as a percentage of revenue.
  The Company’s effective tax rate was a benefit of 296.1% on a GAAP basis, primarily due to a discrete $312.2 million tax benefit related to Cynosure’s outside basis difference recorded in connection with the divestiture. On a non-GAAP basis, the effective tax rate was 21.75%.
  GAAP net income attributable to Hologic of $386.1 million increased 291.6%, primarily due to the discrete tax benefit noted above, partially offset by a $30.2 million non-cash impairment charge related to Medical Aesthetics. Non-GAAP net income of $164.1 million increased 4.7%. Adjusted non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) was $261.9 million, an increase of 0.5%.
  GAAP diluted EPS attributable to Hologic of $1.43 increased 297.2%. Non-GAAP diluted EPS attributable to Hologic of $0.61 increased 5.2%.
  Total debt outstanding at the end of the quarter was $3.1 billion. The Company ended the quarter with cash and equivalents of $381.5 million (including cash within assets held-for-sale), and a net leverage ratio (net debt over adjusted EBITDA) of 2.5 times.
  On a trailing 12 months basis, adjusted Return on Invested Capital (ROIC) of 12.3% increased 10 basis points compared to the prior year period.

Financial Guidance for Fiscal 2020

“Hologic is off to a good start in fiscal 2020 based on strength in our core businesses and the divestiture of Cynosure,” said Karleen Oberton, Hologic’s Chief Financial Officer. “We expect revenue to decrease in 2020 based on the Cynosure divestiture. However, excluding acquisitions and divestitures, our updated guidance incorporates a faster organic revenue growth rate of between 4.0% and 5.0%. In addition, we are increasing our EPS guidance.”

Hologic’s financial guidance for the second quarter and fiscal year 2020 is shown in the table below. The guidance is based on a full year non-GAAP tax rate of approximately 21.75%, and diluted shares outstanding of approximately 268 to 269 million for the full year. Constant currency guidance assumes that foreign exchange rates are the same in fiscal 2020 as in fiscal 2019. Current guidance assumes that recent foreign exchange rates persist for all of fiscal 2020. Organic revenue guidance is on a constant currency basis, and excludes the divested Blood Screening and Cynosure Medical Aesthetics businesses, as well as the acquired SSI business.

	Current Guidance				Previous Guidance
	Guidance $	Reported % Increase (Decrease)	Constant Currency % Increase (Decrease)	Organic % Increase (Decrease)	Guidance $	Reported % Increase (Decrease)	Constant Currency % Increase (Decrease)
Fiscal 2020
Revenue	$3,238 - $3,268	(3.8%) - (2.9%)	(3.5%) - (2.6%)	4.0% to 5.0%	$3,450 - $3,500	2.5% - 3.9%	3.0% - 4.5%
GAAP EPS	$2.86 - $2.90	N.M.			$1.59 - $1.64	N.M.
Non-GAAP EPS	$2.63 - $2.67	8.2% - 9.9%			$2.60 - $2.65	7.0% to 9.1%

Q2 2020
Revenue	$770 - $780	(5.9%) - (4.7%)	(5.4%) - (4.2%)	3.4% - 4.8%
GAAP EPS	$0.40 - $0.42	N.M.
Non-GAAP EPS	$0.61 - $0.63	5.2% - 8.6%

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; organic revenues, non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating margin; non-GAAP effective tax rate; non-GAAP net income; non-GAAP net margin; non-GAAP EPS; and adjusted EBITDA. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets and impairment of goodwill, intangible assets and equipment; (ii) additional depreciation expense from acquired fixed assets and accelerated depreciation related to consolidation and closure of facilities; (iii) additional expenses resulting from the purchase accounting adjustment to record inventory at fair value and adjustments to contingent consideration; (iv) restructuring and divestiture charges and facility closure and consolidation charges and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services) and separate divested businesses from existing operations; (v) transaction related expenses for divestitures and acquisitions; (vi) debt extinguishment losses and related transaction costs; (vii) the unrealized (gains) losses on the mark-to-market of forward foreign currency contracts and foreign currency option contracts for which the Company has not elected hedge accounting; (viii) litigation settlement charges (benefits) and non-income tax related charges (benefits); (ix) other-than-temporary impairment losses on investments and realized gains and losses resulting from the sale of investments; (x) the one-time discrete impact of tax reform and other one-time impacts related to tax planning and non-operational items; (xi) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; and (xii) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income. The Company defines organic revenue to exclude the divested Blood Screening and Cynosure businesses, and the acquired SSI business.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Future Non-GAAP Adjustments:

Future GAAP EPS may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which are excluded in the calculation of the Company's non-GAAP EPS guidance as described in this press release.

Conference Call and Webcast

Hologic’s management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the first quarter of fiscal 2020. Approximately 10 minutes before the call, dial 800-458-4121 (in the U.S.) or +1 323-794-2093 (international) and enter access code 7777146. A replay will be available approximately two hours after the call ends through Friday, February 21, 2020. The replay numbers are 888-203-1112 (U.S.) or +1 719-457-0820 (international), access code 7777146, PIN 2745. The Company will also provide a live webcast of the call at http://investors.hologic.com.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic, Cynosure, and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees; U.S., European and general worldwide economic conditions, trade relations, and related uncertainties; the Company’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; changes to applicable laws and regulations, including tax laws, global health care reform, and import/export trade laws; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company’s ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company’s international activities and businesses; manufacturing risks, including the Company’s reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; cybersecurity risks; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

SOURCE: Hologic, Inc.

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended
	December 28, 2019	December 29, 2018

Revenues:
Product	$699.3	$683.1
Service and other	151.2	147.6
Total revenues	850.5	830.7

Cost of revenues:
Product	237.5	232.1
Amortization of acquired intangible assets	63.6	81.0
Impairment of intangible assets	25.8	—
Service and other	89.8	83.5
Gross profit	433.8	434.1

Operating expenses:
Research and development	61.2	53.2
Selling and marketing	144.9	146.0
General and administrative	88.5	78.6
Amortization of acquired intangible assets	9.1	14.1
Impairment of intangible assets	4.4	—
Restructuring charges	0.9	1.7
Total operating expenses	309.0	293.6
Income from operations	124.8	140.5
Interest income	2.1	1.3
Interest expense	(32.8)	(36.1)
Debt extinguishment loss	—	(0.8)
Other income (expense), net	3.3	(0.6)

Income before income taxes	97.4	104.3
(Benefit) provision for income taxes	(288.4)	5.7
Net income	$385.8	$98.6
Net loss attributable to noncontrolling interest	(0.3)	—
Net income attributable to Hologic	$ 386.1	$ 98.6

Net income per common share attributable to Hologic:
Basic	$1.44	$0.36
Diluted	$1.43	$0.36

Weighted average number of shares outstanding:
Basic	267,893	270,590
Diluted	269,721	272,372

HOLOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	December 28, 2019	September 28, 2019
ASSETS

Current assets:
Cash and cash equivalents	$370.8	$601.8
Accounts receivable, net	581.8	648.7
Inventories	380.8	444.9
Other current assets	93.6	97.7
Assets held-for-sale - current assets	210.6	—
Total current assets	1,637.6	1,793.1

Property, plant and equipment, net	452.0	470.9
Goodwill and intangible assets, net	3,961.2	4,023.5
Other assets	261.1	154.6
Total assets	$6,311.9	$6,442.1

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$302.2	$271.4
Accounts payable and accrued liabilities	507.0	619.2
Deferred revenue	156.2	179.5
Assets held-for-sale - current liabilities	77.9	—
Total current liabilities	1,043.3	1,070.1

Long-term debt, net of current portion	2,769.4	2,783.6
Deferred income taxes	5.7	275.3
Other long-term liabilities	235.8	197.4
Total Hologic stockholders' equity	2,250.8	2,115.7
Noncontrolling interest	6.9	—
Total liabilities and stockholders’ equity	$6,311.9	$6,442.1

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Three Months Ended
	December 28, 2019	December 29, 2018
OPERATING ACTIVITIES
Net income	$385.8	$98.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21.6	23.7
Amortization of acquired intangibles	72.8	95.1
Stock-based compensation expense	18.1	17.1
Deferred income taxes	(327.9)	(50.0)
Intangible asset impairment charges	30.2	—
Other adjustments and non-cash items	0.5	11.7
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	17.6	0.4
Inventories	(14.9)	(27.9)
Prepaid income taxes	1.0	2.0
Prepaid expenses and other assets	(2.6)	(1.8)
Accounts payable	(55.4)	(16.0)
Accrued expenses and other liabilities	(22.6)	(51.6)
Deferred revenue	(10.3)	3.3
Net cash provided by operating activities	113.9	104.6
INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(11.8)	(106.6)
Capital expenditures	(11.4)	(9.5)
Increase in equipment under customer usage agreements	(20.1)	(13.1)
Purchase of insurance contracts	(2.4)	—
Other activity	—	(1.5)
Net cash used in investing activities	(45.7)	(130.7)
FINANCING ACTIVITIES
Proceeds from long-term debt	—	1,500.0
Repayment of long-term debt	(9.4)	(1,462.5)
Proceeds from amounts borrowed under revolving credit line	—	480.0
Repayments of amounts borrowed under revolving credit line	—	(695.0)
Proceeds from amounts borrowed under accounts receivable securitization agreement	16.0	—
Purchase of non-controlling interests	(1.4)	—
Payment of deferred acquisition consideration	(16.6)	—
Payment of debt issuance costs	—	(2.7)
Payment of acquired long-term debt	—	(2.5)
Payment to repurchase common stock pursuant to ASR agreement	(205.0)	—
Repurchase of common stock	(80.9)	(147.0)
Proceeds from issuance of common stock pursuant to employee stock plans	18.7	13.5
Payment of minimum tax withholdings on net share settlements of equity awards	(10.9)	(11.6)
Payments under finance lease obligations	(0.4)	(0.4)
Net cash used in financing activities	(289.9)	(328.2)
Effect of exchange rate changes on cash and cash equivalents	1.4	(1.3)
Net decrease in cash and cash equivalents	(220.3)	(355.6)
Cash and cash equivalents, beginning of period	601.8	666.7
Cash and cash equivalents, end of period	$381.5	$311.1

HOLOGIC, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In millions, except earnings per share and margin percentages)

	Three Months Ended
	December 28, 2019	December 29, 2018

Gross Profit:
GAAP gross profit	$433.8	$434.1
Adjustments:
Amortization of acquired intangible assets (1)	63.6	81.0
Impairment of intangible assets (9)	25.8	—
Incremental depreciation expense (2)	—	0.1
Fair value write-up of acquired inventory sold (12)	0.3	1.8
Non-GAAP gross profit	$523.5	$517.0

Gross Margin Percentage:
GAAP gross margin percentage	51.0%	52.3%
Impact of adjustments above	10.6%	9.9%
Non-GAAP gross margin percentage	61.6%	62.2%

Operating Expenses:
GAAP operating expenses	$309.0	$293.6
Adjustments:
Amortization of acquired intangible assets (1)	(9.1)	(14.1)
Impairment of intangible assets (9)	(4.4)	—
Incremental depreciation expense (2)	—	(0.4)
Transaction expenses (3)	(2.0)	(0.4)
Acquisition related adjustments (4)	3.8	—
Contingent consideration adjustment (6)	(0.9)	—
Litigation settlements (7)	(0.7)	—
Integration/consolidation costs (8)	(5.5)	(2.3)
Restructuring charges (8)	(0.9)	(1.7)
Non-GAAP operating expenses	$289.3	$274.7

Operating Margin:
GAAP income from operations	$124.8	$140.5
Adjustments to gross profit as detailed above	89.7	82.9
Adjustments to operating expenses as detailed above	19.7	18.9
Non-GAAP income from operations	$234.2	$242.3

Operating Margin Percentage:
GAAP income from operations margin percentage	14.7%	16.9%
Impact of adjustments above	12.8%	12.3%
Non-GAAP operating margin percentage	27.5%	29.2%

Interest Expense:
GAAP interest expense	$32.8	$36.1
Adjustments:
Debt transaction costs (17)	—	(0.8)
Non-GAAP interest expense	$32.8	$35.3

Pre-Tax Income:
GAAP pre-tax income	$97.4	$104.3
Adjustments to pre-tax earnings as detailed above	109.4	102.6
Debt extinguishment loss (5)	—	0.8
Gain from SSI (16)	(1.5)	—
Unrealized losses (gains) on forward foreign currency contracts (10)	3.0	(3.4)
Other (18)	1.1	(0.8)
Non-GAAP pre-tax income	$209.4	$203.5

Net Income Attributable to Hologic:
GAAP net income	$385.8	$98.6
Adjustments:
Amortization of acquired intangible assets (1)	72.7	95.1
Restructuring, integration/consolidation costs and transaction expenses (2) (3) (8)	8.4	4.9
Impairment of intangible assets (9)	30.2	—
Debt related expenses (5) (17)	—	1.6
Acquisition related adjustments (4) (6) (12)	(2.6)	1.8
Litigation settlements (7)	0.7	—
Gain from SSI (16)	(1.5)	—
Non-operating charges (10) (18)	4.0	(4.2)
Discrete impact of tax reform (11)	—	5.0
Tax benefit of internal reorganization (15)	—	(20.0)
Discrete tax benefit from outside basis difference (19)	(312.2)	—
Income tax effect of reconciling items (13)	(21.6)	(26.1)
Non-GAAP net income	$163.9	$156.7
Net loss attributable to non-controlling interest	(0.2)	—
Net income attributable to Hologic	$164.1	$156.7

Net Income Attributable to Hologic Percentage:
GAAP net income percentage	45.4%	11.9%
Impact of adjustments above	(26.1)%	7.0%
Non-GAAP net income attributable to Hologic percentage	19.3%	18.9%

Earnings Per Share Attributable to Hologic:
GAAP income per share attributable to Hologic – Diluted	$1.43	$0.36
Adjustment to net income (as detailed above)	(0.82)	0.22
Non-GAAP earnings per share attributable to Hologic – diluted (14)	$0.61	$0.58

Adjusted EBITDA:
Non-GAAP net income attributable to Hologic	$164.1	$156.7
Interest expense, net, not adjusted above	30.7	34.0
Provision for income taxes	45.6	46.8
Depreciation expense, not adjusted above	21.5	23.2
Adjusted EBITDA	$261.9	$260.7

Explanatory Notes to Reconciliations:

(1)	To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2)	To reflect non-cash fair value adjustments for additional depreciation expense related to the fair value write-up of fixed assets acquired in the Gen-Probe acquisition.
(3)

To reflect expenses with third parties related to acquisitions and divestitures typically incurred prior to when such transactions are completed. These expenses primarily comprise broker fees, legal fees, and consulting and due diligence fees.

(4)	To reflect an adjustment for the final Faxitron hold-back payment and an adjustment to reduce certain acquired accruals.
(5)	To reflect a debt extinguishment loss from refinancing the Company's Credit Agreement.
(6)	To reflect an adjustment to the estimated contingent consideration liability related to the Faxitron acquisition, which is payable based upon Faxitron meeting defined revenue growth metrics.
(7)	To reflect the Company's settlements of litigation.
(8)

To reflect restructuring charges, and certain costs associated with the Company’s integration and facility consolidation plans, which primarily include retention and transfer costs, as well as costs incurred to integrate acquisitions and dispose businesses, including consulting, legal, tax and accounting fees.

(9)	To reflect recording the Cynosure business to fair value based upon meeting the assets-held-for-sale criteria in the first quarter of fiscal 2020 due to executing an agreement to sell the business.
(10)	To reflect non-cash unrealized gains and losses on the mark-to market on outstanding foreign currency contracts, which do not qualify for hedge accounting.
(11)

To reflect the discrete impact of tax reform to the provision for income taxes for the three months ended December 29, 2018. The benefit reduction of $5.0 million recorded in the three months ended December 29, 2018 was primarily related to credit utilization limitations and executive compensation deduction disallowances resulting from the completion of computations in the three months ended December 29, 2018.

(12)	To reflect the fair value step up of inventory sold during the period related to the SuperSonic Imagine acquisition in 2020 and the Focal and Faxitron acquisitions in fiscal 2019, respectively.
(13)	To reflect an estimated annual effective tax rate of 21.75% and 23.0% for fiscal 2020 and fiscal 2019, respectively.
(14)	Non-GAAP earnings per share was calculated based on 269,721 and 272,372 weighted average diluted shares outstanding for the three months ended December 28, 2019 and December 29, 2018, respectively.
(15)	To reflect a discrete tax benefit recorded in the three months ended December 29, 2018 from the adjustment of the Company's current and deferred tax accounts related to an internal restructuring.
(16)	To reflect an adjustment to remeasure the Company's initial investment in SuperSonic Imagine pursuant to U.S. GAAP for purchase accounting.
(17)	To reflect the amount of debt issuance costs recorded directly to interest expense as a result of fiscal 2019 refinancing of the Company's Credit Agreement.
(18)	To reflect other non-operating activity including realized gains and losses on the sale of available-for-sale marketable securities and a cost method investment.
(19)	To reflect a discrete tax benefit for Cynosure's outside basis difference recorded as a result of meeting the assets held-for-sale criteria in the first quarter of fiscal 2020.

Reconciliation of GAAP to non-GAAP EPS Guidance:

	Guidance Range		Guidance Range
	Quarter Ending March 28, 2020		Year Ending September 26, 2020
	Low	High	Low	High
GAAP Net Income Per Share	0.40	0.42	2.86	2.90
Amortization of acquired intangible assets	0.26	0.26	1.06	1.06
Restructuring, integration and other charges	0.02	0.02	0.06	0.06
Non-operating charges	—	—	0.01	0.01
Intangible asset and equipment impairment charges	—	—	0.11	0.11
Discrete tax benefit from outside basis difference	—	—	(1.19)	(1.19)
Tax impact of exclusions	(0.07)	(0.07)	(0.28)	(0.28)
Non-GAAP Net Income Per Share	0.61	0.63	2.63	2.67
Trailing Twelve Months ended December 28, 2019
Return on Invested Capital:

Adjusted Net Operating Profit After Tax
Non-GAAP net income attributable to Hologic	$666.7
Non-GAAP provision for income taxes	182.0
Non-GAAP interest expense	137.5
Non-GAAP other income	(21.7)
Adjusted net operating profit before tax	$964.5
Non-GAAP average effective tax rate (1)	21.4%
Adjusted net operating profit after tax	$757.8

Average Net Debt plus Average Stockholders’ Equity (2)
Average total debt	$3,099.4
Less: Average cash and cash equivalents	(346.3)
Average net debt	$2,753.1
Average stockholders’ equity (3)	$3,383.4
Average net debt plus average stockholders’ equity	$6,136.5

Adjusted ROIC
Adjusted ROIC (adjusted net operating profit after tax above divided by average net debt plus average stockholders’ equity)	12.3%
(1)

ROIC is presented on a TTM basis; non-GAAP effective tax rate for the three months ended March 30, 2019 was 21.0%, the three months ended June 29, 2019 was 22.0%, the three months ended September 28, 2019 was 21.0% and the three months ended December 28, 2019 was 21.75%.

(2)	Calculated using the average of the balances as of December 28, 2019 and December 29, 2018.
(3)

Adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014, the impairment of goodwill of $685.7 million and an IPR&D asset of $46.0 million in fiscal 2018, the impairment of intangible assets and equipment of $685.4 million in fiscal 2019, and the impairment of intangible assets of $30.2 million in fiscal 2020. The impact of the intangible asset impairment charges is reflected net of tax.

As of
December 28, 2019
Leverage Ratio:

Total principal debt	$3,099.3
Total cash	(381.5)
Net principal debt, as adjusted	$2,717.8
EBITDA for the last four quarters	$1,070.3
Leverage Ratio	2.5

Other Supplemental Information:
	Three Months Ended
	December 28, 2019	December 29, 2018

Geographic Revenues
U.S.	74.4%	74.9%
Europe	12.9%	12.2%
Asia-Pacific	8.3%	8.4%
Rest of World	4.4%	4.5%
Total Revenues	100.0%	100.0%

Contacts

Michael Watts
Vice President, Investor Relations and Corporate Communications
(858) 410-8588
michael.watts@hologic.com